EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase and sale of shares on the NASDAQ Global Market. Certain of the prices reported below reflect the weighted average purchase or sale price of the shares of Common Stock purchased or sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/14/2016	Purchase	$ 7.2301	[1]	9547
3/15/2016	Purchase	$ 7.1718	[2]	31250
3/17/2016	Purchase	$ 7.2958	[3]	26519
3/18/2016	Purchase	$ 7.4654	[4]	6900
3/21/2016	Purchase	$ 7.3407	[5]	37530
3/22/2016	Purchase	$ 7.1485	[6]	10017
3/23/2016	Purchase	$ 7.0166	[7]	7099
3/24/2016	Purchase	$ 6.9737	[8]	11300
3/28/2016	Purchase	$ 6.9942	[9]	12837
3/29/2016	Purchase	$ 7.3028	[10]	3222
3/30/2016	Purchase	$ 7.3910	[11]	11519
3/31/2016	Purchase	$ 7.4600		50000
4/1/2016	Purchase	$ 7.2506	[12]	5577
4/4/2016	Purchase	$ 7.2674	[13]	5000
4/5/2016	Purchase	$ 7.0952	[14]	76800
4/7/2016	Purchase	$ 7.1000		5355

1 This transaction was executed in multiple trades at prices ranging from $7.20 – 7.26.

2 This transaction was executed in multiple trades at prices ranging from $7.10 – 7.18.

3 This transaction was executed in multiple trades at prices ranging from $7.20 – 7.30.

4 This transaction was executed in multiple trades at prices ranging from $7.42 – 7.50.

5 This transaction was executed in multiple trades at prices ranging from $7.25 – 7.37.

6 This transaction was executed in multiple trades at prices ranging from $7.10 – 7.15.

7 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.03.

8 This transaction was executed in multiple trades at prices ranging from $6.97 – 7.01.

9 This transaction was executed in multiple trades at prices ranging from $6.96 – 7.00.

10 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.35.

11 This transaction was executed in multiple trades at prices ranging from $7.25 – 7.50.

12 This transaction was executed in multiple trades at prices ranging from $7.23 – 7.27.

13 This transaction was executed in multiple trades at prices ranging from $7.14 – 7.30.

14 This transaction was executed in multiple trades at prices ranging from $7.08 – 7.15.

4/8/2016	Purchase	$ 7.1363	[15]	1463
4/11/2016	Purchase	$ 7.1633	[16]	5000
4/12/2016	Purchase	$ 7.1567	[17]	3702
4/13/2016	Purchase	$ 7.3576	[18]	1671
4/13/2016	Purchase	$ 7.4200		45900
4/14/2016	Purchase	$ 7.4839	[19]	1828
4/21/2016	Purchase	$ 7.4914	[20]	20000
4/22/2016	Purchase	$ 7.4971	[21]	5109
4/25/2016	Purchase	$ 7.3331	[22]	4216
4/27/2016	Purchase	$ 7.3510	[23]	14500
5/2/2016	Purchase	$ 7.7489	[24]	900
5/3/2016	Purchase	$ 7.6556	[25]	5945
5/4/2016	Purchase	$ 7.6597	[26]	50142
5/11/2016	Sale	$ 8.4283	[27]	1703

15 This transaction was executed in multiple trades at prices ranging from $7.10 – 7.15.

16 This transaction was executed in multiple trades at prices ranging from $7.11 – 7.25.

17 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.16.

18 This transaction was executed in multiple trades at prices ranging from $7.25 – 7.42.

19 This transaction was executed in multiple trades at prices ranging from $7.46 – 7.59.

20 This transaction was executed in multiple trades at prices ranging from $7.4725 – 7.50.

21 This transaction was executed in multiple trades at prices ranging from $7.45 – 7.50.

22 This transaction was executed in multiple trades at prices ranging from $7.30 – 7.39.

23 This transaction was executed in multiple trades at prices ranging from $7.28 – 7.405.

24 This transaction was executed in multiple trades at prices ranging from $7.74 – 7.75.

25 This transaction was executed in multiple trades at prices ranging from $7.65 – 7.665.

26 This transaction was executed in multiple trades at prices ranging from $7.65 – 7.695.

27 This transaction was executed in multiple trades at prices ranging from $8.18 – 8.71.